EXHIBIT 23.1
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                     CONSENT OF THE INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2001 relating to the financial statements and financial statement schedules of Foamex International Inc. and its subsidiaries, which appears in Foamex International Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.




/s/ PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
April 30, 2001